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                                  Exhibit 7(2)


                     VOTING AND STOCK RESTRICTION AGREEMENT


         This Voting and Stock Restriction Agreement dated as of April 1, 2000 is made by and among the financial institutions listed on the signature pages hereof and BANK OF AMERICA, N.A., successor in interest to NationsBank, N.A., as Agent.

                                    RECITALS

         This Voting and Stock Restriction Agreement (this "Voting Agreement") is entered into pursuant to the terms of the Second Amended and Restated Credit Agreement and Partial Exchange Agreement (the "Amended Agreement") dated as of April 1, 2000 among Firearms Training Systems, Inc. (the "Parent"), FATS, Inc., the financial institutions listed on the signature pages thereof and the Agent. Capitalized terms used in this Voting Agreement and not defined herein shall have the same meanings as in the Amended Agreement.

         Pursuant to the Amended Agreement the Lenders agreed to accept the Lender Preferred Stock and the Lender Common Stock in partial satisfaction of the Existing Loans. The Lenders and the Agent wish to set forth certain agreements with respect to voting of the Lender Common Stock and the sale or other transfer of the Lender Common Stock and the Lender Preferred Stock.

                                    AGREEMENT

1.       VOTING

         (a) The Lenders agree that the Required Lenders may direct that all of the Lender Common Stock be voted on any matter put to a vote of the holders of the Class A Common Stock of the Parent (the "Shareholders") as the Required Lenders direct, and each of the Lenders will vote its shares of Lender Common Stock individually as directed by the Required Lenders. If no such direction is given, each Lender may vote its shares as it may determine.

         (b) Whenever any matter is to be put to a vote of the Shareholders, in connection with any annual or special meeting of the Shareholders, the Agent will, no later than 30 Business Days before the date of such vote, request that each Lender advise the Agent how it wishes the Lender Common Stock to be voted. Each Lender will advise the Agent how it wishes the Lender Common Stock to be voted, in writing, no later than 21 Business Days before the date of the vote. If the Agent receives direction from Lenders constituting the Required Lenders, the Agent shall notify each of the Lenders of such direction within 7 Business Days of such vote and the Lenders agree to timely vote the Lender Common Stock as so directed. No Lender shall vote its Lender Common Stock prior to 7 Business Days before such vote.

         (c) In order to insure that voting of the Lender Common Stock is carried out in accordance with the terms of this Voting Agreement, each of the Lenders may execute and deliver an irrevocable proxy in the form of Exhibit A attached hereto granting to the Agent the right to vote the Lender Common Stock, either by voting at a meeting of Shareholders or by executing and delivering shareholder written consents.

         (d) The Lenders will retain individually all other rights of a shareholder under the General Corporation Law of Delaware, including the right to receive dividends directly.

2.       RESTRICTIONS ON SALE OF STOCK

         (a) No Lender will sell, assign, pledge or otherwise transfer any shares of its Lender Common Stock or Lender Preferred Stock except in accordance with the terms of this Voting Agreement.

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         (b) A Lender may sell or transfer all or a portion of its Lender Common
Stock or Lender Preferred Stock at any time to an Affiliate of such Lender, another Lender or an Affiliate of another Lender subject to the terms of this Voting Agreement provided that the Agent is notified of such sale or transfer 10 Business Day before such transfer is consummated..

         (c) A Lender (or its tranferee subject to the foregoing subsection (b)) that otherwise desires to sell (a "Selling Lender") any shares of its Lender Common Stock or Lender Preferred Stock (the "Offered Shares") shall deliver notice (the "Seller's Notice") to the Agent at least 60 Business Days before the date of such proposed sale (the "Sale"), specifying the proposed purchaser and the terms of the Sale, including price, and whether such Sale is subject to the terms of this Voting Agreement. The Selling Lender will provide the Agent with such additional information concerning the Sale as the Agent may reasonably request. The Agent will deliver notice (the "Agent's Notice") of the Sale to the other Lenders, specifying the terms of the Sale, within 5 Business Days after receipt of the Seller's Notice. Within 30 Business Days after receipt of the Agent's Notice, each other Lender will advise the Agent whether it approves the Sale, provided that each Lender may condition its approval of the Sale upon such Lender's selling in the Sale a percentage of the Offered Shares equal to its Applicable Percentage. If Lenders which hold a majority of the Lender Common Stock and the Lender Preferred Stock, after subtracting the Selling Lender's Lender Common Stock and Lender Preferred Stock, approve the Sale, the Selling Lender may sell the Offered Shares, subject to the rights of any other Lender to sell a pro rata share of the Offered Shares as described above.

         (d) The certificates representing the Lender Common Stock and the Lender Preferred Stock will bear the following legend:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AND STOCK RESTRICTION AGREEMENT DATED AS OF APRIL 1, 2000, AMONG BANK OF AMERICA, N.A., AS AGENT, AND THE FINANCIAL INSTITUTIONS PARTY TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF APRIL 1, 2000 AMONG FIREARMS TRAINING SYSTEMS, INC., FATS, INC., THE AGENT AND SUCH FINANCIAL INSTITUTIONS. BY ACCEPTING ANY INTEREST IN THE SHARES REPRESENTED BY THIS CERTIFICATE, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SUCH VOTING AND STOCK RESTRICTION AGREEMENT.

         (e) After the first anniversary of the date of execution of this Voting Agreement, the restrictions contained in this Section 2 may be modified by the affirmative vote of the Required Lenders.

        (f) No Restriction With Respect To Other Stock.Nothing in this Agreement or any other Loan Document shall affect or redirect the rights which any Lender may have as the holder of any shares of any class of capital stock (or in respect of any interests therein) of the Parent which is not Lender Common Stock or Lender Preferred Stock ("Other Stock"). No Lender shall be required by this Agreement or the other Loan Documents to take any action, or refrain from taking any action in respect of any Other Stock owned by it or in which it has an interest.


3.       MISCELLANEOUS

         (a) This Voting Agreement shall be binding upon and inure to the benefit of permitted successors and assigns. This Voting Agreement constitutes the final and entire agreement among the parties with respect to the subject matter hereof, and may not be amended except in a writing signed by the parties (except as provided in Section 2(e) above. If any provision of this Voting Agreement is held to be unenforceable, the enforceability of the remaining provisions shall not be affected. This Agreement may be executed in counterparts, all of which taken together constitute this Voting Agreement. Any notices delivered pursuant to this Voting Agreement shall be delivered in accordance with the terms of the Amended Agreement.

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         (b)  This Voting Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         (c)      This Voting Agreement shall terminate on April 1, 2004.

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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Voting
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  NON CENTRE ENTITIES

                                  BANK OF AMERICA, N.A., as Agent, and
                                  individually as a Lender


                                  By:  /s/ Reinhard Freimuth
                                      -------------------------------
                                      Name:  Reinhard Freimuth
                                      Title:     Vice-President


                                  U.S. BANK NATIONAL ASSOCIATION


                                  By:  /s/ Michael J. Porcello
                                      -------------------------------
                                       Name:  Michael J. Porcello
                                       Title:  Assistant Vice-President


                                  FIRST SOURCE FINANCIAL LLP, by First Source
                                  Financial, Inc., as Agent/Manager


                                  By:  /s/ Jeffrey A. Cerny
                                      -------------------------------
                                      Name:  Jeffrey A. Cerny
                                      Title:  Senior Vice-President


                                  BHF (USA) CAPITAL CORPORATION


                                  By:  /s/ Evon Contos
                                      -------------------------------
                                       Name:  Evon Contos
                                       Title:  Managing Director


                                  By:  /s/ Nina Zhau
                                      -------------------------------
                                       Name:  Nina Zhau
                                       Title:  Associate

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                        CENTRE ENTITIES, individually and as Lenders

                        CENTRE CAPITAL INVESTORS II, L.P. CENTRE
                  CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                        CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                        By:      Centre Partners II, L.P., as General Partner

                        By:      Centre Partners Management LLC, as
                                 Attorney-in-Fact

                        By: /s/ Jonathan H. Kagan
                                -------------------------------
                                Managing Director


                        CENTRE PARTNERS COINVESTMENT, L.P.

                        By:      Centre Partners II LLC, as General Partner

                        By: /s/ Jonathan H. Kagan
                                -------------------------------
                                Managing Director
 .



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                                    EXHIBIT A

                FIREARMS TRAINING SYSTEMS, INC. IRREVOCABLE PROXY

         The undersigned agrees to, and hereby grants to Bank of America, N.A., as Agent, an irrevocable proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law to vote, or to execute and deliver written consents or otherwise to act with respect to, all shares of Class A Common Stock of Firearms Training Systems, Inc. (the "Parent") now owned or hereafter acquired by the undersigned as fully, to the same extent and with the same effect as the undersigned could do under any applicable law or regulations governing the rights and powers of shareholders of a Delaware corporation, as provided in a Voting and Stock Restriction Agreement dated as of April 1, 2000 among the undersigned, the Agent and certain other shareholders of the Parent (the "Voting Agreement"). The undersigned hereby affirms that this proxy is given as a condition of the Voting Agreement and as such is coupled with an interest and irrevocable.

         THIS PROXY SHALL REMAIN IN EFFECT AND BE ENFORCEABLE AGAINST ANY TRANSFEREE OF THE STOCK OF THE UNDERSIGNED.

Date:_____________________                  _________________________________
                                                       Shareholder
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